Exhibit 1.1

Intel Corporation

4.10% Senior Notes Due 2047

Subscription Agreement

New York, New York

August 3, 2017

To the Managers named in

      Schedule II hereto

Ladies and Gentlemen:

Intel Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several managers named in Schedule II hereto (the “Managers”), for whom Deutsche Bank AG, Taipei Branch (“Deutsche Bank”) is acting as representative (the “Representative”) and lead manager (the “Lead Manager”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of March 29, 2006, as supplemented by the first supplemental indenture (as so supplemented, the “Base Indenture”) dated as of December 3, 2007 between the Company and Wells Fargo Bank, N.A., as successor trustee (the “Trustee”), together with a supplemental indenture to be dated as of the Closing Date (as defined herein) with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). In connection with the issuance of the Securities, the Company will enter into a paying agency agreement with Elavon Financial Services DAC, UK Branch, which will initially act as paying agent for the Securities (the “Paying Agency Agreement”), to be dated as of the Closing Date. To the extent there are no additional Managers listed on Schedule I other than you, the term Representative as used herein shall mean you, as Manager, and the terms Representative and Managers shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein, but not otherwise defined elsewhere, are defined in Section 20 hereof. The parties hereto acknowledge that the pricing date of the Securities is August 3, 2017.

The Company has also prepared the Disclosure Package and the Final Prospectus. The Company hereby acknowledges that the Disclosure Package and the Final Prospectus were supplied to the Managers in sufficient copies on or before August 14, 2017. Each Manager undertakes to deliver the Disclosure Package and the Final Prospectus in sufficient copies to the potential investors in the Securities on August 14, 2017.

The Securities are intended to be listed on the Taipei Exchange (the “TPEx”) in the Republic of China (the “ROC”) and application will be made to the TPEx for listing of, and permission to deal in, the Securities by way of debt issues to professional institutional investors under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC (“Professional Institutional Investors”), which currently include: (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organic Act of the Financial Supervisory Commission of the ROC, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the Securities are not permitted to sell or otherwise dispose of the Securities except by transfer to the Professional Institutional Investors.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Manager as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission: an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Act, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Manager through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 9 hereof.

(c) (i) The Disclosure Package, taken together with the underwriting commissions and net proceeds set forth in the Final Prospectus, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Manager through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 9 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Manager through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 9 hereof.

(g) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and

said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information required to be stated therein; and the other financial and statistical information and any other financial data set forth in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries listed on Schedule V hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries (except for the issuance of options or the issuance or vesting of stock awards or restricted stock units pursuant to the Company’s equity incentive plans existing on the date hereof or any shares issued pursuant to “earnout” provisions in any completed acquisition by the Company, and except for repurchases of common stock pursuant to the Company’s previously announced common stock repurchase authorization), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, (B) except as set forth or contemplated in the Disclosure Package and the Final Prospectus, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and (C) except as set forth or contemplated in the Disclosure Package and the Final Prospectus, neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(k) Each of the Company’s Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) Except for stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(n) The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto; and the Securities will conform to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(o) The Base Indenture has been duly qualified under the Trust Indenture Act. On the Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company and the Indenture will be a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Indenture will conform to the description thereof in the Disclosure Package and the Final Prospectus.

(p) The Company is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its Certificate of Incorporation or Bylaws. The issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture, the Paying Agency Agreement and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except as would not result in a Material Adverse Effect or materially impair the Company’s ability to perform its obligations contemplated by this Agreement, the Securities, the Paying Agency Agreement or the Indenture, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or, except as would not result in a Material Adverse Effect or materially impair the Company’s ability to perform its obligations contemplated by this Agreement, the Securities, the Paying Agency Agreement or the Indenture, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Paying Agency Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained as of the Execution Time and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Managers.

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) Ernst & Young LLP, who have audited the consolidated financial statements of the Company as of December 31, 2016, are a registered independent public accounting firm as required under the Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Managers pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Manager, and each Manager agrees, severally and not jointly, on a firm commitment basis, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Manager’s name in Schedule II hereto. In consideration of the agreement by the Managers to act as the managers in relation to the issue of the Securities and to purchase the Securities as provided above, the Company shall pay to each Manager the underwriting commissions set forth opposite such Manager’s name in Schedule II hereto. The underwriting commissions of each Manager shall be deducted from the gross proceeds of the Securities purchased by each Manager (such gross proceeds being calculated by multiplying the Purchase Price by the principal amount of the Securities to be purchased by such Manager) on the Closing Date prior to the payment of the proceeds to the Company (such payment to the Company, the “Net Subscription Monies”). The Company has appointed Deutsche Bank as the filing agent for the Company to assist the Company in making the required reporting to the Central Bank of the Republic of China (Taiwan) and the TPEx in connection with the issue and offering of the Securities and filing with the TPEx of the application to list the Securities on the TPEx. The Company has appointed Deutsche Bank as its securities firm for providing quotations in respect of the Securities in accordance with Article 24-1 of the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds (the “TPEx Rules”) and the relevant regulations. Deutsche Bank represents and undertakes that it has obtained, or will before the Closing Date obtain, all licences, consents, approvals, authorisations, orders and clearances of all regulatory authorities required for it to provide such services for providing quotations.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Managers for the respective accounts of the Managers against payment by the Managers of the Net Subscription Monies thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), unless the Representative shall otherwise instruct.

4. Offering by Managers. It is understood that the several Managers propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Managers that:

(a) During any period when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus (x) unless the Company has furnished you a copy of such proposed amendment or supplement for your review prior to filing and (y) will not file any such proposed amendment or supplement to which you reasonably object, (except, in the case of subclause (y), for (i) an amendment or supplement consisting solely of the filing of a document required to be filed under the Exchange Act or (ii) a supplement relating to any offering of securities other than the Securities, subject to Section 5(i)). Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (iv) supply any supplemented or amended Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representative and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Manager a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities and, subject to the proviso in Section 5(k), will pay all fees and expenses (including fees and disbursements of counsel to the Managers) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representative may designate; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) to subject itself to taxation in any jurisdiction if it is not now otherwise so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Manager, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such Free Writing Prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company with a maturity of more than one year or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) all fees and expenses related to listing the Securities on the TPEx; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section and Sections 7 and 9 hereof, the Managers will pay all of their own costs and expenses, including the fees and disbursements of their counsel, any stamp duty that may be imposed on this Agreement under the ROC Stamp Tax Act, if being executed in the ROC, and any advertising expenses connected with any offers they may make.

(l) The Company will assist the Representative in arranging for the Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

(m) The Company will use its commercially reasonable efforts to have the Securities listed on the TPEx.

(n) In connection with the application to the TPEx for the listing of, and permission to deal in, the Securities, the Company agrees that it will use its commercially reasonable efforts to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Securities is outstanding or until such time as payment of principal, premium, if any, and interest in respect of the Securities has been duly provided for, whichever is earlier; provided, however, that if the Company can no longer reasonably maintain such listing, including, but not limited to, in circumstances where obtaining or the maintenance of such listing would require preparation of financial statements in accordance with accounting standards other than U.S. GAAP in a manner that, in the Company’s judgment, is burdensome, or such listing is otherwise, in the Company’s judgment, burdensome, it will consider obtaining and maintaining the quotation for, or listing of, the Securities by such other listing authority, stock exchange and/or quotation system as the Managers shall reasonably request. However, if such an alternative listing is not available to the Company or is, in the Company’s judgment, burdensome, an alternative listing for the Securities need not be considered by the Company. In addition, for so long as the Securities are admitted to listing, trading and/or quotation by a listing authority, stock exchange and/or quotation system, and such listing authority, stock exchange and/or quotation system requires the existence of a paying agent in a particular location, the Company will maintain a paying agent as required.

6. Conditions to the Obligations of the Managers. The obligations of the Managers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Gibson, Dunn & Crutcher LLP, outside counsel for the Company, to have furnished to the Representative their opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, in the form agreed between such counsel and the Representative.

(c) The Company shall have requested and caused Lee and Li, Attorneys-at-Law, special Taiwanese counsel to the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form agreed between such counsel and the Representative.

(d) Tiffany Doon Silva, Corporate Counsel to the Company, shall have furnished to the Representative her opinion, dated the Closing Date and addressed to the Representative, in the form agreed between such counsel and the Representative.

(e) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Managers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they shall reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representative a certificate of the Company, signed by the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) On the date of this Agreement and also on the Closing Date, Ernst & Young LLP shall have furnished to the Representative letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any (i) change to the capital stock (except for the issuance of options or the issuance or vesting of stock awards or restricted stock units pursuant to the Company’s equity incentive plans existing on the date hereof or any shares issued pursuant to “earnout” provisions in any completed acquisition by the Company, and except for repurchases of common stock pursuant to the Company’s previously announced common stock repurchase authorization) or long-term debt of the Company or any Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus or (ii) the suspension or material limitation of trading in the capital stock of the Company on The NASDAQ Global Select Market, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(j) The Securities will be eligible for clearance and settlement through the Euroclear and Clearstream.

(k) The Taiwan Securities Association (the “TSA”) shall have granted its approval for recording of submission of this Agreement.

(l) The TPEx shall have agreed to list the Securities on or prior to the Closing Date (or the Representative has been reasonably satisfied that this approval shall be granted).

(m) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Managers, at 1600 El Camino Real, Menlo Park, California 94025, on the Closing Date.

7. Certain Agreements of the Managers. Each Manager, severally and not jointly, hereby represents and agrees that:

(a) All licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required by such Managers, including without limitation the TSA for or in connection with the subscription, underwriting and/or distribution of the Securities and the compliance by such Manager with the terms of any of the foregoing have been obtained and are in full force and effect.

(b) It has complied with and will comply with all applicable ROC laws and regulations in the subscription, underwriting and/or distribution of the Securities.

(c) It has not, and will not, offer, sell or re-sell, directly or indirectly, the Securities to investors other than Professional Institutional Investors and the Securities shall only be re-sold by it to Professional Institutional Investors.

(d) The underwriting commissions payable to it may not be repaid or refunded by it by any means or in any form to the Company or its related parties or their designated persons.

(e) The filing agent appointed by the Company hereby agrees that it will act as the filing agent for the Company and assist the Company in making the required reporting to the Central Bank of the Republic of China (Taiwan) and the TPEx in connection with the issue and offering of the Securities and making an application to the TPEx for the listing and trading of the Securities on the TPEx.

(f) Deutsche Bank hereby agrees that it will provide quotations for the Company in respect of the Securities in accordance with Article 24-1 of the TPEx Rules.

(g) The Lead Manager hereby agrees that it undertakes that it shall:

(i) submit a photocopy of this Agreement being executed by all the parties hereto, together with other documents as required by the applicable laws and regulations to the TSA on or about the day as separately agreed by the Company and the Representative but in no event later than four Business Days before the Closing Date; and

(ii) complete an announcement in connection with the issue and offering of the Securities in form and substance as required by the applicable laws and regulations on the website of the TSA on or about the day as separately agreed by the Company and the Representative.

8. Reimbursement of Managers’ Expenses. If this Agreement shall be terminated by the Managers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Managers’ obligations cannot be fulfilled because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Managers severally through the Representative on demand, for all documented, reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Managers, the directors, officers, employees, affiliates and agents of each Manager and each person, if any, who controls any of the Managers within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any part thereof) (taken together with the underwriting commissions and net proceeds set forth in the Final Prospectus), any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto if the Company shall have filed or furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any of the Managers furnished to the Company in writing by the Managers through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 9(b) hereof.

(b) The Managers agree to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Managers, but only with reference to information relating to any of the Managers furnished to the Company in writing by the Managers expressly for use in the Registration Statement, the Disclosure Package (or any part thereof), any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Manager consists of the following information in the Disclosure Package and the Final Prospectus furnished on behalf of each Manager: the information contained in first and second sentences of the third paragraph under the caption “Selling” (for the avoidance of doubt, such first sentence begins with the words “Notes sold by the manager to the public will initially be offered …”).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”), and the Indemnifying Person shall be entitled to assume the defense of all Indemnified Persons in connection with such suit, action, proceeding, claim or demand, using counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers, the directors, officers, employees, affiliates and agents of each Manager and such control persons of the Managers shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No

Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.

(d) If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Managers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other, shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Managers bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Managers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 9. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Managers be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that the Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Default by a Manager. If any one or more Managers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Manager or Managers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Managers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Managers) the Securities which the defaulting Manager or Managers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Manager or Managers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the Managers and the Company for the purchase of such Securities are not made within 36 hours after such default, the remaining Managers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Managers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Manager or the Company. In the event of a default by any Manager as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding the maximum number of the Business Days permitted by the applicable regulations in the ROC, as the Representative and the Company shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Manager of its liability, if any, to the Company and any nondefaulting Manager for damages occasioned by its default hereunder. As used in this Agreement, the term “Manager” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Subscription Agreement that, pursuant to this Section 10, purchases Securities that a defaulting Manager agreed but failed to purchase.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Managers, by written notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading generally shall have been suspended or materially limited on or by, as the case may be, The New York Stock Exchange or The NASDAQ Global Select Market, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in U.S. financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and that, in the judgment of the Managers, makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Manager or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 17 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to (x) Deutsche Bank AG, Taipei Branch, 10F 296 Jen-Ai Road, Sec. 4, Taipei, Taiwan, R.O.C. 106, Attention: Angela Chen (fax: +886 2192-4285); or, if sent to the Company, will be mailed, delivered or telefaxed to Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California 95054, Attention: Treasurer (fax: +1 (408) 653-6796), with a copy to the Director of Corporate Legal Group (fax: +1 (408) 653-8050).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Managers shall be deemed to be a successor by reason merely of such purchase.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Managers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Consent to Jurisdiction; Waiver of Jury Trial. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions in The City of New York, London, United Kingdom or Taipei, Taiwan, are authorized or required by law, regulation or executive order to close.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses identified in Schedule III hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the automatic registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Managers.

Very truly yours,

Intel Corporation

By:	/s/ Ravi Jacob
Name: Ravi Jacob
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in
Schedule I hereto.

By:	Deutsche Bank AG, Taipei Branch

By:	/s/ Cynthia Chan
Name: Cynthia Chan
Title: Managing Director

By:	/s/ Cora Lee
Name: Cora Lee
Title: Vice President

For itself and the other several Managers, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Subscription Agreement dated August 3, 2017

Registration Statement No. 333-207633

Representative:         Deutsche Bank AG, Taipei Branch

Title, Purchase Price and Description of Securities:

Securities:

2047 Notes

Securities to be purchased:	4.10% Senior Notes due 2047

Aggregate Principal Amount:	US$640,000,000

Purchase Price:	100% of the principal amount of the Securities, plus accrued interest, if any, from August 14, 2017

Maturity:	August 14, 2047

Interest Rate:	4.10% per annum, accruing from August 14, 2017

Interest Payment Dates:	February 14 and August 14, commencing February 14, 2018

Optional Redemption:	On each August 14 on or after August 14, 2022 the Securities will be redeemable on not less than 30 nor more than 60 days’ notice, in whole but not in part, at the option of the Company, at 100% of their principal amount, plus accrued and unpaid interest to the redemption date.

Redemption for Tax Purposes:	Redeemable in whole, but not in part, on at least 15 but not more than 60 days’ notice, at a redemption price equal to 100% of their principal amount (plus any accrued interest and additional amounts then payable with respect to the Securities) in connection with a “Change in Tax Law” as described in the preliminary prospectus supplement dated August 3, 2017

Joint Book-Running Managers:	Deutsche Bank AG, Taipei Branch

Global Structuring Agent and Coordinator:	Morgan Stanley & Co. LLC

Listing:	Application will be made by the Company for the Securities to be listed on the Taipei Exchange.

Denominations:	$100,000 and multiples of $1,000 in excess thereof

ROC Selling Restrictions:	The Securities have not been, and shall not be, offered, sold or re-sold, directly or indirectly to investors other than “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the Republic of China. Purchasers of the Securities are not permitted to sell or otherwise dispose of the Securities except by transfer to the aforementioned professional institutional investors.

Closing Date, Time and Location: August 14, 2017 at 5:00 p.m. PST at Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025

Type of Offering: Non-delayed

Business Day referred to in Section 5(i): The Business Day following the Closing Date.

2

SCHEDULE II

Manager	Principal Amount of 2047 Notes to be Purchased	Underwriting Commission
Deutsche Bank AG, Taipei Branch	US$640,000,000	US$	640,000

Total	US$640,000,000	US$	640,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

•	Pricing Term Sheet dated August 3, 2017 relating to the Securities.

SCHEDULE IV

Filed pursuant to Rule 433

Registration No. 333-207633

Issuer Free Writing Prospectus dated August 3, 2017

Relating to Preliminary Prospectus Supplement dated August 3, 2017

Term Sheet

August 3, 2017

4.10% Senior Notes due 2047 (“Securities”)

Issuer:	Intel Corporation
Security Type:	SEC Registered
Pricing Date:	August 3, 2017
Expected Settlement Date:	August 14, 2017 (T+7)

Size:	US$640,000,000
Maturity Date:	August 14, 2047
Coupon:	4.10%
Interest Payment Dates:	February 14 and August 14, commencing on February 14, 2018
Denominations:	US$100,000 and multiples of US$1,000 in excess thereof
Price to Public:	100% plus accrued interest, if any, from August 14, 2017
Selling Discount:	0.10%
Optional Redemption:	On each August 14 on or after August 14, 2022, the Securities will be redeemable on not less than 30 nor more than 60 days’ notice, in whole but not in part, at the option of the Company, at 100% of their principal amount plus accrued and unpaid interest to, but not including, the redemption date.

Redemption for Tax Purposes:	Redeemable in whole, but not in part, on at least 15 but not more than 60 days’ notice, at a redemption price equal to 100% of their principal amount (plus any accrued interest and additional amounts then payable) in connection with a “Change in Tax Law” as described in the preliminary prospectus supplement dated August 3, 2017

Sole Book-Running Manager:	Deutsche Bank AG, Taipei Branch

Global Structuring Agent and Coordinator:	Morgan Stanley & Co. LLC. Morgan Stanley & Co. LLC is not a licensed or regulated entity in the ROC and has not and will not engage in the offer, subscription, underwriting or sale of the Securities.

Structuring Agent’s Fee:	US$1,824,000

Listing:	Application will be made by the Issuer for the Securities to be listed on the Taipei Exchange.

ROC Selling Restrictions:	The Securities have not been, and shall not be, offered, sold or re-sold, directly or indirectly to investors other than “professional institutional investors” as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the Republic of China. Purchasers of the Securities are not permitted to sell or otherwise dispose of the Securities except by transfer to the aforementioned professional institutional investors.

ISIN:	XS1661884400

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities prior to the third business day before the settlement date will be required, by virtue of the fact that the Securities initially will settle on the seventh business day following the pricing date (T+7), to specify alternative settlement arrangements to prevent a failed settlement.

The TPEx is not responsible for the content of this Term Sheet and no representation is made by the TPEx as to the accuracy or completeness of this Term Sheet. The TPEx expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this Term Sheet. Admission to the listing and trading of the Securities on the TPEx shall not be taken as an indication of the merits of us or the Securities.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any manager or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by contacting the Issuer at: Intel Corporation, 2200 Mission College Blvd., M/S RNB4-151, Santa Clara, CA 95054, United States of America, Attn: Corporate Secretary.

SCHEDULE V

List of Significant Subsidiaries of the Company

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Intel Electronics Finance Limited	Cayman Islands
Intel International, Inc.	California, U.S.
Intel Commodities Limited	Cayman Islands
Intel Phils. Holding LLC	California, U.S.
Synchroquartz U.S. Corporation	California, U.S.
Intel European Finance Corporation	Cayman Islands
Intel Capital Corporation	Delaware, U.S.
McAfee Suomi Funding LLC	Delaware, U.S.
Intel Overseas Funding Corporation	Cayman Islands
Mission College Investments Ltd.	Cayman Islands
Intel Security Holdings, Inc.	Delaware, U.S.
Intel Americas, Inc.	Delaware, U.S.
Intel Technology (US), LLC	California, U.S.
Wind River Systems, Inc.	Delaware, U.S.
Altera Corporation	Delaware, U.S.
Intel International Finance CVBA	Belgium
Intel Benelux B.V.	Netherlands
Intel Holdings B.V.	Netherlands
Altera International, Inc.	Cayman Islands
Intel Finance B.V.	Netherlands
Intel Corporation (UK) Ltd.	United Kingdom
Intel Technologies, Inc.	Delaware, U.S.
Intel Ireland Limited	Cayman Islands
Intel Warehouse Leixlip Unlimited Company	Ireland
Intel Electronics Ltd.	Israel
Intel Israel (74) Limited	Israel
Intel Tools and Equipment Ltd.	Israel
Intel Semi Conductors Ltd.	Israel
Intel Semiconductor (Dalian) Ltd.	China
Intel Malaysia Sdn. Berhad	Malaysia
Intel Technology Sdn. Berhad	Malaysia
Intel Semiconductor (US) LLC	Delaware, U.S.
Intel Asia Holding Limited	Hong Kong
Intel China Ltd.	China
Intel Products (Chengdu) Ltd.	China
Intel China Finance Holding (HK) Limited	Hong Kong
Intel China Finance I (HK) Limited	Hong Kong